Exhibit 10.29

Loan Agreement between Changzhou City Wujin Best Electronic Cables Co., Ltd., and Wujin Agriculture Bank, pursuant to which Wujin Agriculture Bank provided a loan with a total amount of RMB5,000,000 . The loan term is from November 18, 2011 to February 16, 2012. The annual interest rate is 6.405% .